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                                                                     Exhibit 5.1

February 1, 2000

Board of Directors                                                212-859-8272
Audiovox Corporation                                        (FAX: 212-859-8589)
150 Marcus Blvd.
Hauppauge, New York  11788

                  RE:      Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as special counsel for Audiovox Corporation, a Delaware corporation (the "Company"), in connection with the underwritten public offering of 3,100,000 shares (the "Shares") of the Company's common stock, $0.01 par value, by the Company and certain of its stockholders, on a Registration Statement on Form S-3 (the "Registration Statement"). Of the Shares, 2,000,000 are being sold by the Company, 1,100,000 are being sold by the Selling Stockholders, and a total of 465,000 options to purchase shares are being granted by the Company and the Selling Stockholders to the Underwriters (the "Option Shares"). The Shares and Option Shares are to be offered to the public pursuant to an underwriting agreement to be entered into among the Company and SG Cowen Securities Corporation, Morgan Keegan & Company, Inc., Prudential Securities Incorporated, and Ladenburg Thalmann & Company, as representatives of the underwriters (the "Underwriting Agreement").

         With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

         In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed, or reproduction copies of such agreements, instruments, documents, and records of the Company, such certificates of public officials and such other documents and
(iii) received such

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Audiovox Corporation                  - 2 -                    February 1, 2000

information from officers and representatives of the Company and others, in each case as we have deemed necessary or appropriate for the purposes of this opinion.

         In all such examinations, we have assumed the genuineness of all signatures, the authenticity of original and certified documents, and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Underwriting Agreement, and certificates and oral or written statements and other information of or from public officials, officers, or representatives of the Company and others, and assume compliance on the part of all parties to the Underwriting Agreement with the covenants and agreements contained therein.

         Based upon the foregoing and subject to the limitations, qualifications, and assumptions set forth herein, we are of the opinion that the Shares and the Option Shares registered under the Registration Statement, when issued, delivered, and paid for in accordance with the terms of the Underwriting Agreement, will be legally issued, fully paid, and non-assessable.

         The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, the Delaware Constitution and reported judicial decisions interpreting those laws, as currently in effect.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of such persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                   Very truly yours,

                                    FRIED, FRANK, HARRIS, SHRIVER & JACOBSON



                                    By: /s/ Stuart H. Gelfond
                                       _______________________________________
                                                   Stuart H. Gelfond